MO R R I S , NI C H O L S , AR S H T & TU N N E L L L L P

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302)658-9200

(302)658-3989 FAX

November 14, 2023

PGIM Rock ETF Trust

655 Broad Street, 6th Floor

Newark, NJ 07102

Re:	The Funds (as identified and defined below)

Ladies and Gentlemen:

We have acted as special Delaware counsel to PGIM Rock ETF Trust, a Delaware statutory trust (the "Trust"), in connection with certain matters of Delaware law relating to the issuance of shares (the "Registered Shares") of each Fund (used herein as identified and defined in Schedule A hereto), each a Series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of August 30, 2023 (the "Governing Instrument").

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Pre-Effective Amendment No. 1 to Registration Statement No. 333-274664 under the Securities Act of 1933, as amended, on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about November 14, 2023 (the "Registration Statement"); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on August 30, 2023 (the "Certificate of Trust"); the Governing Instrument; the By-Laws of the Trust adopted as of August 30, 2023 (the "Bylaws"); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 28, 2023 relating to the establishment of each Fund, the filing of the Registration Statement and the issuance of the Registered Shares (the "Authorizing Resolutions" and together with the Governing Instrument, the Bylaws and the Registration Statement, the "Governing Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of,

PGIM Rock ETF Trust

November 14, 2023

each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Board of Trustees of the Authorizing Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iv) the taking of all appropriate action by the Trustees to designate Series and Classes of Shares, including each Fund, and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (v) that no event has occurred subsequent to the filing of the Certificate of Trust, or will occur prior to the issuance of the Registered Shares, that would cause a termination or dissolution of the Trust or any Series or Class thereof; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the "Delaware Act"); (viii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (ix) that the Registered Shares constitute the Shares covered by the Registration Statement; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinion expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Registered Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above- referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Registered Shares, when issued to Shareholders of the applicable Fund in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder)

PGIM Rock ETF Trust

November 14, 2023

with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering

SCHEDULE A

Funds

The following Series are referred to as the "Funds" and each, individually, as a "Fund":

1.PGIM US Large-Cap Buffer 12 ETF – January

2.PGIM US Large-Cap Buffer 12 ETF – February

3.PGIM US Large-Cap Buffer 12 ETF – March

4.PGIM US Large-Cap Buffer 12 ETF – April

5.PGIM US Large-Cap Buffer 12 ETF – May

6.PGIM US Large-Cap Buffer 12 ETF – June

7.PGIM US Large-Cap Buffer 12 ETF – July

8.PGIM US Large-Cap Buffer 12 ETF – August

9.PGIM US Large-Cap Buffer 12 ETF – September

10.PGIM US Large-Cap Buffer 12 ETF – October

11.PGIM US Large-Cap Buffer 12 ETF – November

12.PGIM US Large-Cap Buffer 12 ETF – December

13.PGIM US Large-Cap Buffer 20 ETF – January

14.PGIM US Large-Cap Buffer 20 ETF – February

15.PGIM US Large-Cap Buffer 20 ETF – March

16.PGIM US Large-Cap Buffer 20 ETF – April

17.PGIM US Large-Cap Buffer 20 ETF – May

18.PGIM US Large-Cap Buffer 20 ETF – June

19.PGIM US Large-Cap Buffer 20 ETF – July

20.PGIM US Large-Cap Buffer 20 ETF – August

21.PGIM US Large-Cap Buffer 20 ETF – September

22.PGIM US Large-Cap Buffer 20 ETF – October

23.PGIM US Large-Cap Buffer 20 ETF – November

24.PGIM US Large-Cap Buffer 20 ETF – December